SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Parnassus Funds
Parnassus Income Funds
(Names of Registrants as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Parnassus Funds and Parnassus Income Funds – Additional Proxy Materials
Attached hereto are copies of client communications soliciting shareholder votes at the special meetings to be held on September 28, 2021.

 Shareholder Services

Shareholder Name
Address 1
Address 2
Address 3

IMPORTANT NOTICE

Re: Parnassus Funds

Dear Valued Shareholder:

We still need your help.  We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in Parnassus Funds.  This matter pertains to an important operating initiative for the Funds for which we need your consideration and response.

It is very important that we speak to you regarding this matter.  Please call toll-free at 1-888-541-9895 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday.  At the time of the call, please reference the Investor ID listed below.

There is no confidential information required and the call will only take a few moments of your time.  Please help us avoid the need for an additional follow-up letter by contacting us today.

Sincerely,

Joe Sinha
Chief Marketing Officer
Parnassus Funds

INVESTOR PROFILE:
Investor ID:       XXXXXXXX           Security ID: XXXXXXXX
Shares owned:    XXXXXXXXX        Household ID:                                 XXXXXXXX

                                                                                                                                        IMPORTANT NOTICE

PARNASSUS FUNDS
PARNASSUS INCOME FUNDS

Dear Valued Shareholder,

We still need your help. Please take a minute to vote on a very important matter for the shareholders of the Parnassus Funds and Parnassus Investments, the Funds’ investment adviser.

As described in detail in the proxy statement previously sent to you, Parnassus Investments has entered into an agreement to partner with Affiliated Managers Group, Inc. (AMG). We believe this partnership will support the sustainability and success of our firm and the Parnassus Funds for many years to come. Shareholders are being asked to approve new investment advisory agreements as part of this partnership, as required by law. Boards of Trustees of Parnassus Funds and Parnassus Income Funds have approved the proposals, and unanimously recommend that shareholders vote “FOR”.

Please help us avoid the need to send an additional
    follow-up letter by casting your proxy vote today.

A copy of the proxy statement may be obtained at vote.proxyonline.com/ParnassusFunds/docs/2021.pdf. If you have any proxy related questions, or would like to cast your proxy vote by phone, please call
1-888-541-9895 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time. You may also visit our website - parnassus.com – for more information.

We very much appreciate your assistance with this matter.

Sincerely,

Joe Sinha
Chief Marketing Officer
Parnassus Funds

There are three convenient methods for casting your important proxy vote:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the three voting methods listed above to ensure that your vote is recorded by September 28th.